T R Chadha & Co LLP
Chartered Accountants

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Sound Cave Technology Inc. relating to the event described under Item 4.01 of Form 8-K dated May 29, 2023, and we agree with such statements as they pertain to our firm.

Respectfully,

T R Chadha & Co LLP
Chartered Accountants

TR Chadha & Co. LLP NOIDA Chartered Accountants

Neena Goel
Partner
Place of Signature: Noida, India
Date: May 29, 2023